Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clearwater Paper Represented 401(k) Plan:
We consent to the incorporation by reference in the registration statement (No. 333-156136) on Form S-8 of our report dated June 17, 2014 appearing in this annual report on Form 11-K of the Clearwater Paper Represented 401(k) Plan for the year ended December 31, 2013.
/s/ CliftonLarsonAllen LLP
Spokane, Washington
June 17, 2014

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clearwater Paper Represented 401(k) Plan:
We consent to the incorporation by reference in the registration statement (No. 333-156136) on Form S-8 of Clearwater Paper Corporation of our report dated June 18, 2013 with respect to the statements of net assets available for benefits of the Clearwater Paper Represented 401(k) Plan as of December 31, 2012, and the related statement of changes in net assets available for benefits for the year then ended, which report appears in the December 31, 2013 annual report on Form 11-K of the Clearwater Paper Represented 401(k) Plan.
/s/ KPMG LLP
Seattle, Washington
June 17, 2014